UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2019

Cleveland BioLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	CBLI	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2019, Ivan Persiyanov delivered notice of his resignation from the board of directors (the “Board”) of Cleveland BioLabs, Inc. (the “Company”). His resignation will be effective on June 1, 2019. Mr. Persiyanov did not resign because of a disagreement with the Company or the other members of the Board on any matter relating to the Company’s operations, policies, or practices. Ms. Persiyanov was most recently reelected director by the Company’s stockholders after being nominated by the Board as a designee of David Davidovich, the Company’s majority stockholder, under the terms of the previously disclosed securities purchase agreement between Mr. Davidovich and the Company, dated as of June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: May 30, 2019	By: /s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer